Registration No. 333-34517-2
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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
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                       POST-EFFECTIVE AMENDMENT NO. 2
                                     ON

                                  FORM S-8
                                     TO
                                  FORM S-4

                           REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933*

                           CENDANT CORPORATION**
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           (Exact Name of Registrant as Specified in Its Charter)

                                  Delaware
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       (State or Other Jurisdiction of Incorporation or Organization)

                                 06-0918165
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                    (I.R.S. Employer Identification No.)

              6 Sylvan Way, Parsippany, New Jersey              07054
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            (Address of Principal Executive Offices)         (Zip Code)

                CENDANT CORPORATION 1997 EMPLOYEE STOCK PLAN
             HFS INCORPORATED 1992 INCENTIVE STOCK OPTION PLAN
        HFS INCORPORATED AMENDED AND RESTATED 1993 STOCK OPTION PLAN
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                          (Full Title of the Plan)

                           JAMES E. BUCKMAN, ESQ.
            Senior Executive Vice President and General Counsel
                            Cendant Corporation
                                6 Sylvan Way
                        Parsippany, New Jersey 07054
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                  (Name and Address of Agent For Service)

                               (973) 428-9700
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        Telephone Number, Including Area Code, of Agent For Service.

                                 Copies to:
                             ERIC J. BOCK, ESQ
                               Vice President
                            Cendant Corporation
                                6 Sylvan Way
                        Parsippany, New Jersey 07054

                             (Calculation of Registration Fee on Next Page)

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*       Filed as a Post-Effective Amendment on Form S-8 to such
        Registration Statement pursuant to the procedure described herein. See "Explanatory Note."

** At the effective time of the Merger described in the Explanatory Note, CUC International Inc. changed its name to "Cendant
        Corporation."


                                CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED
     TITLE OF                                 PROPOSED             MAXIMUM
 SECURITIES TO BE       AMOUNT TO BE      MAXIMUM OFFERING   AGGREGATE OFFERING       AMOUNT OF
    REGISTERED           REGISTERED       PRICE PER SHARE           PRICE         REGISTRATION FEE

COMMON STOCK,
$.01 PAR VALUE           92,474,386             N/A***                N/A***              N/A***



-------------------
 ***   Fee previously paid.



                              EXPLANATORY NOTE

               Cendant Corporation (the "Company") hereby amends its Registration Statement on Form S-4 (No. 333-34517), declared effective on August 28, 1997 and amended by Post-Effective Amendment No. 1, filed on December 17, 1997 (as so amended, the "S-4"), by filing this Post-Effective Amendment No. 2 on Form S-8 relating to up to 92,474,386 shares of common stock, $.01 par value per share, of the Company ("Company Common Stock") issuable upon the exercise of options to acquire or receive shares of Company Common Stock pursuant to the provisions of
(i) the HFS Incorporated 1992 Incentive Stock Option Plan (the "1992 Plan") and the HFS Incorporated Amended and Restated 1993 Stock Option Plan (the "1993 Plan," and together with the 1992 Plan, the "HFS Stock Option Plans") which have been assumed by the Company pursuant to the Merger Agreement defined and described below, and (ii) the Cendant Corporation 1997 Employee Stock Plan (the "1997 Plan," together with the HFS Stock Option Plans, the "Cendant Stock Option Plans").

               At a Special Meeting of Stockholders of CUC International Inc. ("CUC"), held on October 1, 1997, CUC's stockholders approved and adopted an Agreement and Plan of Merger, dated as of May 27, 1997 (the "Merger Agreement"), between HFS Incorporated ("HFS") and CUC, and the transactions contemplated thereby. Pursuant to the Merger Agreement, among other things, (i) HFS merged with and into CUC (the "Merger"), with CUC continuing as the surviving corporation and changing its name to "Cendant Corporation"; (ii) each share of common stock, par value $.01 per share, of HFS (the "HFS Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") was converted into 2.4031 shares of Company Common Stock; and
(iii) at the Effective Time, the Company assumed the HFS Stock Option Plans (and all outstanding stock options granted thereunder).

               Prior to the Effective Time, (i) stock options granted under the 1992 Plan related to shares of HFS Common Stock, which shares had been registered by HFS under a Registration Statement on Form S-1 (No. 33-51422); and (ii) stock options granted under the 1993 Plan related to shares of HFS Common Stock, which shares had been registered by HFS under a Registration Statement on Form S-8 (No. 33-83956)(as subsequently amended by HFS in a Registration Statement on Form S-8 (No. 33- 94756) and five additional amendments thereto).

               This Post-Effective Amendment relates to up to 16,344,445 shares of Company Common Stock issuable pursuant to the 1992 Plan, 64,902,225 shares of Company Common Stock issuable pursuant to the 1993 Plan and 11,209,716 shares of Company Common Stock issuable pursuant to the 1997 Plan. When the S-4 was filed, the Company registered 504,493,633 shares of Company Common Stock (the "S-4 Registered Shares"). The S-4 Registered Shares included 94,633,439 shares of Company Common Stock ("S-4 Option Shares") anticipated to be exchanged for shares of HFS Common Stock underlying options to acquire HFS Common Stock ("HFS Options") in the event HFS Options were exercised after the filing of the S-4 but prior to the Effective Time. However, because not all of the HFS Options were exercised prior to the Effective Time, only 2,159,053 S-4 Option Shares were issued. In addition, no additional options will be granted after the Effective Time under the HFS Stock Option Plans. Consequently, up to 81,264,670 shares of Company Common Stock will be issued in connection with the Company's assumption of the HFS Stock Option Plans, and the remaining 11,209,716 of the S-4 Registered Shares will be issued under the 1997 Plan.

               The designation of this Post-Effective Amendment as Registration No. 333-34517-2 denotes that this Post-Effective Amendment relates only to the up to 92,474,386 shares of Company Common Stock issuable upon exercise of options under the Cendant Stock Option Plans and that this is the second Post-Effective Amendment to the S-4 filed but the first Post-Effective Amendment filed with respect to such shares.


                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

               The following documents, filed with the Securities and Exchange Commission (the "Commission") by the registrant, Cendant Corporation (formerly named "CUC International Inc" and hereinafter referred to as the "Company"), a Delaware corporation, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997;

               (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1997, July 31, 1997 and October 31, 1997, respectively, and the Company's Current Reports on Form 8-K dated as of February 4, 1997, February 13, 1997, February 26, 1997, March 17, 1997,
May 29, 1997, August 15, 1997, October 31, 1997 and November 4, 1997,
respectively;

               (3) The Joint Proxy Statement/Prospectus of the Company and HFS Incorporated on Schedule 14A, dated August 28, 1997; and

               (4) The description of the common stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth in the Registration Statements on Form 8-A, dated July 27, 1984 and August 15, 1989 (including any amendment or report filed for the purpose of updating such description).

               The Company's consolidated statements of income, shareholders' equity and cash flows for the three years ended January 31, 1997 and the Company's balance sheet for the year ended January 31, 1996 have not been restated to reflect the results of Hebdo Mag International Inc., which was acquired by the Registrant in October 1997 and accounted for as a pooling-of-interests.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.        DESCRIPTION OF SECURITIES.

               Not Applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Eric J. Bock, Esq. has rendered an opinion on the validity of the securities being registered under the stock option plans pursuant to this Registration Statement. Mr. Bock is a vice president of the Registrant. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement. Mr. Bock holds shares of Company Common Stock and options to acquire shares of Company Common Stock.


ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Previously filed.(1)


ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.


ITEM 8.        EXHIBITS.

               See Exhibit Index.


ITEM 9.        REQUIRED UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the
        "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

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1  See Item 20 of the S-4.


               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

               Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-8 to the Registration Statement (No. 333-34517) on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 17th day of December, 1997.


                                    CENDANT CORPORATION
                                    (Registrant)


                                    By: /s/ James E. Buckman
                                        _________________________
                                        James E. Buckman
                                        Senior Executive Vice
                                        President and General Counsel


               Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the S-4 has been signed as of December 17, 1997 by the following persons in the capacities indicated.

        Name                           Title

       *                          Chairman of the Board of
______________________              Directors
Walter A. Forbes


      ***                         President, Chief Executive
______________________              Officer and Director
Henry R. Silverman                  (Principal Executive Officer)


      ***                         Chief Financial Officer and
______________________              Director (Principal Financial
Michael P. Monaco                   and Accounting Officer)


     ***                          Director
______________________
Stephen P. Holmes


     ***                          Director
_______________________
Robert D. Kunisch


      *                           Director
________________________
Christopher K. McLeod


     *                            Director
________________________
E. Kirk Shelton


    ***                           Director
_________________________
John D. Snodgrass


    **                            Director
_________________________
Robert T. Tucker


   ***                            Director
_________________________
James E. Buckman


     *                            Director
__________________________
Barlett Burnap


    ***                           Director
__________________________
Leonard S. Coleman


   ***                            Director
__________________________
Christel DeHaan


     *                            Director
__________________________
T. Barnes Donnelly


    ***                           Director
__________________________
Martin L. Edelman


      **                          Director
_________________________
Frederick D. Green


      *                           Director
__________________________
Stephen A. Greyser


     **                           Director
__________________________
Carole G. Hankin


     ***                          Director
__________________________
Brian Mulroney, P.C., LL.D.


      ***                         Director
__________________________
Robert E. Nederlander


       *                          Director
___________________________
Burton C. Perfit


        **                        Director
___________________________
Anthony G. Petrello


       ***                        Director
__________________________
Robert W. Pittman


      ***                         Director
__________________________
E. John Rosenwald, Jr.


       *                          Director
___________________________
Robert P. Rittereiser


       *                          Director
___________________________
Stanley M. Rumbough, Jr.


       ***                        Director
___________________________
Leonard Schutzman


      ***                         Director
___________________________
Robert F. Smith


       **                         Director
___________________________
  Craig R. Stapleton


* Pursuant to the Power of Attorney designated as Exhibit 24.1 hereto and previously included as Exhibit 24 to the S-4.

        By /s/ E. Kirk Shelton
           ______________________
           E. Kirk Shelton
           Attorney-in-Fact

** Pursuant to an executed Power of Attorney (which is designated as Exhibit 24.2 hereto and previously included as Exhibit 24.1 to the S-4):

        By /s/ E. Kirk Shelton
           ______________________
           E. Kirk Shelton
           Attorney-in-Fact

*** Pursuant to an executed Power of Attorney (which is designated as Exhibit 24.2 hereto and previously included as Exhibit 24.1 to the S-4):

        By /s/ James E. Buckman
           _____________________
           James E. Buckman
           Attorney-in-Fact



                               EXHIBIT INDEX

Exhibit
Number       Exhibit Description

4.1          Amended and Restated Certificate of Incorporation of the Company.

4.2          Amended and Restated By-Laws of the Company.

5.1 Opinion of Eric J. Bock, Esq. as to the legality of the shares being issued (including consent).

15.1 Letter of Ernst & Young LLP re: Unaudited Interim Financial Information of the Company.

23.1 Consent of Ernst & Young LLP relating to the audited financial statements of the Company.

23.2 Consent of Deloitte & Touche LLP relating to the audited financial statements of HFS Incorporated.

23.3 Consent of Deloitte & Touche LLP relating to the audited financial statements of Sierra On-Line, Inc.

23.4 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of Davidson &
             Associates, Inc.

23.5 Consent of Price Waterhouse LLP relating to the audited financial statements of Ideon Group Inc.

23.6 Consent of White, Nelson & Co. LLP relating to the audited financial statements of Century 21 Region V.

23.7 Consent of Tony H. Davidson, CPA relating to the audited financial statements of Century 21 Real
             Estate, Inc. and subsidiaries.

23.8 Consent of Coopers & Lybrand L.L.P. relating to the audited financial statements of Coldwell Banker Corporation.

23.9 Consent of Deloitte & Touche LLP relating to the audited financial statements of Coldwell Banker
             Corporation.

23.10 Consent of Price Waterhouse LLP relating to the audited financial statements of Avis, Inc.

23.11 Consent of Ernst & Young LLP relating to the audited financial statements of Resort Condominiums
             International, Inc.

23.12 Consent of KPMG Peat Marwick LLP relating to the audited financial statements of PHH Corporation.

23.13 Consent of Woolard, Krajnik & Company, LLP relating to the audited financial statements of Century 21 of Eastern Pennsylvania, Inc.

23.14        Consent of Eric J. Bock, Esq. (included in Exhibit 5.1).

24.1         Power of Attorney.(2)

24.2         Power of Attorney.(3)

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 2    Previously filed as Exhibit 24 to the S-4.
 3    Previously filed as Exhibit 24.1 to the S-4.